UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2018
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 9, 2018 (the “Annual Meeting”). The matters described below were voted upon:
Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2019:
	Catherine A. Bertini	39,366,212	835,781	57,670	6,547,363
	Susan M. Cameron	39,917,723	284,393	57,547	6,547,363
	Kriss Cloninger III	39,280,029	914,039	65,595	6,547,363
	Meg Crofton	39,926,249	275,534	57,880	6,547,363
	E. V. Goings	39,479,147	713,502	67,014	6,547,363
	Angel R. Martinez	39,449,758	743,007	66,898	6,547,363
	Antonio Monteiro de Castro	39,710,244	488,191	61,228	6,547,363
	David R. Parker	39,194,363	997,716	67,584	6,547,363
	Richard T. Riley	39,762,106	435,418	62,139	6,547,363
	Joyce M. Roché	39,383,758	813,134	62,771	6,547,363
	Patricia A. Stitzel	39,679,842	517,431	62,390	6,547,363
	M. Anne Szostak	39,052,669	1,142,690	64,304	6,547,363
(2)	Advisory vote to approve the Company's executive compensation program:	38,924,570	1,218,596	116,497	6,547,363
(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 29, 2018:	45,567,297	1,127,128	112,601	—

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 10, 2018	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary